Exhibit 10.1

Execution Version

$ 1,000,000,000

ROBLOX CORPORATION

3.875% SENIOR NOTES DUE 2030

PURCHASE AGREEMENT

October 26, 2021

October 26, 2021

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the Initial Purchasers

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o	J.P. Morgan Securities LLC

383 Madison Avenue, 3rd Floor

New York, New York 10179

Ladies and Gentlemen:

Roblox Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $1,000,000,000 aggregate principal amount of the Company’s 3.875% Senior Notes due 2030 (the “Securities”). Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC have agreed to act as the representatives of the several Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Securities. The Securities will be issued pursuant to the provisions of an indenture, to be dated as of October 29, 2021 (the “Indenture”), between the Company and U.S. Bank National Association as trustee (the “Trustee”).

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Time of Sale Memorandum (as defined herein) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Time of Sale Memorandum (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A or Regulation S). The Company hereby confirms that it has authorized the use of the Time of Sale Memorandum, the Final Memorandum (as defined herein) and the Recorded Road Show (as defined herein) in connection with the offer and sale of the Securities by the Initial Purchasers.

In connection with the sale of the Securities, the Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated October 25, 2021 (the “Preliminary Memorandum”), and prepared and delivered to each Initial Purchaser copies of a pricing supplement, dated October 26, 2021 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum, the Pricing Supplement or the Final Memorandum (as defined herein); and Time of Sale Memorandum” means the Preliminary Memorandum together with the Pricing Supplement and each Additional Written Offering Communication or other information, if any, each identified in Schedule II hereto under the caption Time of Sale Memorandum. Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum, dated the date hereof (the “Final Memorandum”). As used herein, the terms “Preliminary Memorandum,” “Time of Sale Memorandum” and “Final Memorandum” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents filed after such date by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.            Representations and Warranties. The Company hereby represents and warrants to, and agrees with each Initial Purchaser that, as of the Time of Sale and as of the Closing Date:

(a)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum as of the Time of Sale does not, and as of the Closing Date (as defined in Section 4) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (iii) any Additional Written Offering Communication prepared, used or referred to by the Company, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Final Memorandum as of its date and as of the Closing Date (as defined in Section 4) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Time of Sale Memorandum, the Final Memorandum, or Additional Written Offering Communication based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein.

(b)            Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, including electronic road shows and furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without Morgan Stanley’s prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Time of Sale Memorandum and Final Memorandum, and to enter into and perform its obligations under each of this Agreement, the Indenture and the Securities. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d)            Each subsidiary of the Company has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Memorandum and perform its obligations under each of this Agreement, the Indenture and the Securities, as applicable, and (ii) duly qualified as a foreign corporation or other business organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the issued shares of capital stock or foreign equivalent of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Time of Sale Memorandum and the Final Memorandum.

(e)            The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them (provided that, with respect to Intellectual Property, no representation is made under this Section 1(e) regarding non-infringement, which is addressed exclusively in subsection (ee)), in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them, to the Company’s knowledge, under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(f)             This Agreement has been duly authorized, executed and delivered by the Company.

(g)            The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, re-organization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity (collectively, the “Enforceability Exceptions”)).

(h)            The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to Enforceability Exceptions.

(i)             The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Memorandum and the Final Memorandum.

(j)             At June 30, 2021, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto and the application of the proceeds therefrom, the Company would have had an authorized and outstanding capitalization as set forth in the Time of Sale Memorandum and the Final Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Time of Sale Memorandum and the Final Memorandum or upon exercise of outstanding options described in the Time of Sale Memorandum and the Final Memorandum).

(k)            Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound (each, an “Existing Instrument”), except, in the case of the foregoing clauses (ii) and (iii), for such Defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)             The statements set forth in the Time of Sale Memorandum and the Final Memorandum under the caption “Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects.

(m)           The Company’s execution, delivery and performance of this Agreement and the Indenture, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Time of Sale Memorandum and the Final Memorandum (i) will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, singly or in the aggregate, result in a Material Adverse Effect, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(n)            No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or regulatory body is required for the Company’s execution, delivery and performance of this Agreement or the Indenture, or the issuance and delivery of the Securities, or consummation of the transactions contemplated by this Agreement and thereby and by each of the Time of Sale Memorandum and the Final Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada.

(o)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to prospective purchasers of the Securities.

(p)            Subsequent to the respective dates as of which information is given in each of the Time of Sale Memorandum and the Final Memorandum, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction and (ii) there has not been any material change in the capital stock (other than as a result of the exercise, if any, of stock options or settlement of restricted stock units (including any “net” or “cashless” exercises or settlements)) or any increase of the short term or long term debt of the Company and its subsidiaries.

(q)            Other than as set forth in the Time of Sale Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others and, in each case, there are no such proceedings that would have a Material Adverse Effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by each of the Time of Sale Memorandum and the Final Memorandum.

(r)            The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Memorandum and the Final Memorandum will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s)            None of the Company, any affiliate that it controls (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) or owns more than a majority of its voting or total equity, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security (as defined in the Securities Act) which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act or offered, solicited offers to buy or sell the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(t)             Subject to compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and each of the Time of Sale Memorandum and Final Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(u)            The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system. Each of the Time of Sale Memorandum and Final Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(v)            Deloitte & Touche LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(w)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable laws) and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and, except as set forth in the Time of Sale Memorandum and Final Memorandum, the Company is not aware of any material weaknesses in its internal control over financial reporting.

(x)            The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as set forth in the Time of Sale Memorandum and Final Memorandum, such disclosure controls and procedures are effective to perform the functions for which they were established subject to the limitations of any such control system; and the Company’s auditors and the audit committee of the board of directors of the Company have been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; (ii) any fraud that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, except as set forth in the Time of Sale Memorandum and Final Memorandum, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(y)            None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries (i) has made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) has made, offered, promised or authorized any direct or indirect unlawful payment; (iii) has violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (a) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions to extent these activities or business would result in a violation of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any applicable anti-bribery or anti-corruption laws.

(z)            The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aa)          None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or target of Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions to extent these activities or business would result in a violation of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(bb)          The financial statements included in each of the Time of Sale Memorandum and the Final Memorandum, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles in all material respects (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in each of the Time of Sale Memorandum and the Final Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.

(cc)          Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) (A) operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and (B) to the Company’s knowledge, are free and clear of all Trojan horses, time bombs, malware and other malicious code. Except as described in each of the Time of Sale Memorandum or the Final Memorandum, and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries have during the past three years implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, operation, redundancy and security of all IT Systems and all personal, personally identifiable, sensitive, confidential or regulated data collected, processed, transmitted, disclosed, shared, and/or used by the Company or its subsidiaries in connection with their businesses (“Personal Data”); (ii) to the Company’s knowledge, in the past three years, there have been no breaches, outages, security incidents of or unauthorized uses of or access to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person; and (iii) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority with jurisdiction or supervisory authority over the Company or its subsidiaries, as applicable, and all of the Company’s and its subsidiaries’, internal policies and contractual obligations relating to the privacy and security of IT Systems, and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(dd)         Except as would not, individually or in the aggregate, have a Material Adverse Effect, and except as described in each of the Time of Sale Memorandum or the Final Memorandum, the Company and each of its subsidiaries have and are presently in compliance with all applicable laws, regulations and binding rules of governmental authorities, both foreign and domestic, regarding child online safety and protection including, without limitation, the Children’s Online Privacy Protection Act.

(ee)          Except as described in the Time of Sale Memorandum or the Final Memorandum, to the knowledge of the Company (i) the Company and its subsidiaries own, may obtain on commercially reasonable terms or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) that are material to conduct their respective businesses, (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not materially infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property except any such claim that, if adversely determined, would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and (iv) the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person. Neither the Company nor any of its subsidiaries has used or distributed any software or other materials distributed under a “free,” “copyleft,” “open source,” or similar licensing model in any manner that requires (i) the Company or any of its subsidiaries to permit reverse-engineering of any products, services, software code or other technology owned by the Company or any of its subsidiaries; or (ii) any products or services of the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries, to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works or (C) redistributable at no charge, except, in the case of each of the preceding (i) and (ii), such as would not be reasonably expected to have a Material Adverse Effect.

(ff)           The Company and its subsidiaries possess all business licenses, sub-licenses, certificates, permits and other authorization issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Memorandum and the Final Memorandum, except where the failure to possess or make the same would not individually or in the aggregate have a Material Adverse Effect, and except as described in each of the Time of Sale Memorandum and the Final Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such business license, sub-license, certificate, permit or authorization or has any reason to believe that any such business license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(gg)         The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; provided, however, that the Company makes no such representation or warranty with respect to the actions of any Purchaser or affiliate or agent of any Purchaser acting on behalf of such Purchaser.

(hh)         The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value or present saleable value of the assets of such person is greater than the total amount of probable liabilities on its total existing debts and liabilities (including contingent liabilities) of such person as they become absolute or material, (ii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and become due in the ordinary course of business and (iii) such person does not have unreasonably small capital.

(ii)            The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(jj)            Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(kk)          The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company and its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company or its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ll)            No relationship, direct or indirect, exists between or among any of Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed or incorporated by reference in the Time of Sale Memorandum or the Final Memorandum. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(mm)        The Company and its affiliates and all persons acting on its behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Time of Sale Memorandum and the Final Memorandum will each contain the disclosure required by Rule 902. The Company is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

(nn)         The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.            Agreements to Sell and Purchase. The Company hereby agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 99.000% of the principal amount thereof (the “Purchase Price”), plus accrued and unpaid interest, if any, from October 29, 2021 to the Closing Date.

3.            Terms of Offering. The Representatives have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in Morgan Stanley’s judgment is advisable.

4.            Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on October 29, 2021, or at such other time on the same or such other date, not later than November 5, 2021, as shall be designated in writing by Morgan Stanley. The time and date of such payment are hereinafter referred to as the “Closing Date.” Such delivery and payment shall be made at the offices of Simpson Thacher & Bartlett LLP (or such other place as may be agreed to by the Company and Morgan Stanley). The Company hereby acknowledges that circumstances under which Morgan Stanley may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Time of Sale Memorandum or Final Memorandum or a delay as contemplated by the provisions of Section 10 hereof.

The Securities shall be in definitive form or global form, as specified by Morgan Stanley, and registered in such names and in such denominations as Morgan Stanley shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to the Representatives on the Closing Date for the respective accounts of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a condition to the obligations of the Initial Purchasers.

5.            Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date are subject to the satisfaction or waiver, as determined by Morgan Stanley in its sole discretion of the following conditions precedent on or prior to the Closing Date:

(a)             Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)            there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to the prospective purchasers of the Securities that, in Morgan Stanley’s judgment, is material and adverse and that makes it, in Morgan Stanley’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b)            The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Time of Sale and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c)            The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company to the effect set forth in Section 5(a), and further to the effect that the representations and warranties of the Company contained in this Agreement were true and correct as of the Time of Sale and are true and correct as of the Closing Date; that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date; and that the sale of the Securities has not been enjoined (temporarily or permanently).

(d)            The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, P.C., outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to Morgan Stanley. Such opinion and letter shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(e)            The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, dated the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f)             On the date hereof, the Initial Purchasers shall have received from Deloitte & Touche LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to Morgan Stanley, covering the financial information in the Time of Sale Memorandum and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to Morgan Stanley, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date.

(g)            The Initial Purchasers shall have received, on each of the date hereof and the Closing Date, a certificate signed by the Chief Financial Officer of the Company, dated respectively as of the date hereof or as of the Closing Date, substantially in the form agreed with Morgan Stanley.

(h)            The Company shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Representatives shall have received executed copies thereof.

(i)             The sale of the Securities shall not be enjoined (temporarily or permanently) on the Closing Date.

(j)             On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents, letters and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by Morgan Stanley by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination.

6.            Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(a)            During such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, to furnish to the Initial Purchasers in New York City, without charge, as promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof and during the period mentioned in Section 6(d) or (e), a copy (including in electronic form) of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto.

(b)            Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to Morgan Stanley a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which Morgan Stanley reasonably objects.

(c)            To furnish to Morgan Stanley a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which Morgan Stanley reasonably objects.

(d)            If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the judgment of Morgan Stanley or counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, to forthwith prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e)            If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the judgment of Morgan Stanley or counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, to forthwith prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f)            (i) To cooperate with Morgan Stanley and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions the Initial Purchasers may reasonably request, and to comply with such laws and to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities and (ii) to advise Morgan Stanley promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, to use its best efforts to obtain the withdrawal thereof at the earliest possible moment. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(g)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and other advisors in connection with the issuance and sale of the Securities and all other fees or expenses incurred in connection with the issuance and sale of the Securities, including, without limitation, in connection with the preparation, printing, filing, shipping and distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication and any amendments and supplements to any of the foregoing, this Agreement, the Indenture and the Securities, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses incurred in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum (with such fees not to exceed $10,000), (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and Section 11, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(h)            Neither the Company nor any Affiliate it controls or owns more than a majority of its voting or total equity will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to the Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(i)             Not to solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(j)             While any of the Securities remain outstanding, to make available, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Securities Act, unless at such time the Company shall be subject to Section 13 or 15(d) of the Exchange Act and shall have filed all reports required to be filed pursuant to such Sections and the related rules and regulations of the Commission.

(k)            During the period of one year after the Closing Date, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(l)             None of the Company, its Affiliates that it controls or owns more than a majority of its voting or total equity or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates that it controls or owns more than a majority of its voting or total equity and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

(m)           The Company will not, and will not permit any person that is an affiliate it controls (as defined in Rule 144 under the Securities Act) or owns more than a majority of its voting or total equity at such time (or has been an affiliate it controls or owns more than a majority of its voting or total equity within the three months preceding such time) to, resell any of the Securities that have been acquired by any of them.

(n)            Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(o)            To apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Time of Sale Memorandum and the Final Memorandum.

(p)            During the period of 90 days following the date hereof, the Company will not and will not permit any of its subsidiaries to, without the prior written consent of Morgan Stanley (which consent may be withheld at the sole discretion of Morgan Stanley, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or any subsidiary of the Company or securities exchangeable for or convertible into debt securities of the Company or any subsidiary of the Company (other than as contemplated by this Agreement or intercompany loans that may be entered into from time to time).

(q)            The Company will deliver to the Representatives, who will deliver to each Initial Purchaser (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Initial Purchaser may reasonably request in connection with the verification of the foregoing Certification.

7.            Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it has not solicited offers, and will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, (ii) it will sell such Securities in the United States only to persons that it reasonably believes to be QIBs, and (iii) in the case of offers outside the United States it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Transfer Restrictions”.

(b)            Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i)              such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii)             such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any such other material, in all cases at its own expense;

(iii)            the Securities have not been registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act;

(iv)            such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(v)            such Initial Purchaser has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this provision:

(A)	the expression “retail investor” means a person who is one (or more) of the following:

(1)          a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(2)          a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(3)          not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) ; and

(B)           the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities;

(vi)           such Initial Purchaser has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision:

(A)	the expression “retail investor” means a person who is one (or more) of the following:

(1)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”);

(2)	a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(3)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and

(B)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities;

(vii)         such Initial Purchaser has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom;

(viii)        such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

(ix)           such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

8.            Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as such expenses are incurred) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, or the Final Memorandum or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Pricing Supplement, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by such Initial Purchaser through the Representatives consists of the information described as such in paragraph (b) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)            Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Pricing Supplement, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement thereto). The Company hereby acknowledges that the only information that the Initial Purchasers through the Representatives have furnished to the Company expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Communication set forth in Schedule II hereto or the Final Memorandum (or any amendment or supplement thereto) are the statements set forth in the eighth paragraph and the third and fourth sentences of the seventh paragraph under the caption “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnified party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)            To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Initial Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder as set forth opposite their names in Schedule I hereto, and not joint.

(e)            The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.            Termination. Morgan Stanley may terminate this Agreement by notice given by Morgan Stanley to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of The New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in Morgan Stanley’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, the judgment of Morgan Stanley, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10.          Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one eleventh of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non defaulting Initial Purchasers, or in such other proportions as may be specified by Morgan Stanley with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one eleventh of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company except that the provisions of Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination. In any such case either Morgan Stanley or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

11.          Reimbursement of the Expenses of the Initial Purchasers. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Initial Purchaser except as provided in Sections 6(g) and 8 hereof; if this Agreement shall be terminated by Morgan Stanley pursuant to Section 9 or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers, severally, upon demand for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

12.          Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b)            This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

(c)            The Company acknowledges that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Initial Purchasers owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement) if any, (iii) the Initial Purchasers may have interests that differ from those of the Company, and (iv) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company waives to the full extent permitted by applicable law any claims they may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13.           Recognition of the U.S. Special Resolution Regimes. (a)In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.

(b)            In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.            Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

15.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

16.            Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.            Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

18.            Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(a)            Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

(b)            With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c)             If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from the Company to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

19.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to the Representatives c/o Morgan Stanley & Co. LLC, at 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, with a copy to the Legal Department; c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, Fax: (212) 902-9316; and c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk; and if to the Company shall be delivered, mailed or sent to Roblox Corporation, 970 Park Place, San Mateo, California 94403, Attention: Mark Reinstra.

21.            Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

[Signature Pages Follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ROBLOX CORPORATION

By:	/s/ Mark Reinstra
	Name:	Mark Reinstra
	Title:	General Counsel and Secretary

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Morgan Stanley & Co. LLC

Acting on behalf of itself and as a Representative of the several Initial Purchasers named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Brian Sanderson
	Name:	Brian Sanderson
	Title:	Authorized Signatory

Goldman Sachs & Co. LLC

Acting on behalf of itself and as a Representative of the several Initial Purchasers named in Schedule I hereto.

By:	Goldman Sachs & Co. LLC

By:	/s/ Douglas Buffone
	Name:	Douglas Buffone
	Title:	Managing Director

J.P. Morgan Securities LLC

Acting on behalf of itself and as a Representative of the several Initial Purchasers named in Schedule I hereto.

By:	J.P. Morgan Securities LLC

By:	/s/ Jared Newberry
	Name:	Jared Newberry
	Title:	Executive Director

Schedule I

Initial Purchaser	PRINCIPAL AMOUNT of Securities to be Purchased
Morgan Stanley & Co. LLC	$390,000,000
Goldman Sachs & Co. LLC	$300,000,000
J.P. Morgan Securities LLC	$260,000,000
Mizuho Securities USA LLC	$50,000,000
Total:	$1,000,000,000

I-1

Schedule II

Permitted Communications

Time of Sale Memorandum

1.	Preliminary Memorandum issued October 25, 2021

2.	Pricing term sheet

Permitted Additional Written Offering Communications

Each electronic “road show” as defined in Rule 433(h) furnished to the Initial Purchasers prior to use that the Initial Purchasers and Company have agreed may be used in connection with the offering of the Securities